Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers – Independent Registered Public Accounting Firm”, “Financial Highlights”, “Appendix A – Form of Agreement and Plan of Reorganization - Representations and Warranties” and “Appendix D –Financial Highlights” in the Combined Proxy Statement and Prospectus included in this Registration Statement (Form N-14) of Morgan Stanley ETF Trust.

We also consent to the reference to our firm under the caption “Investment Management and Other Services – Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Morgan Stanley ETF Trust.

We also consent to the references to our firm under the captions “Financial Highlights” with respect to Eaton Vance Short Duration Municipal Income ETF (one of the funds constituting Morgan Stanley ETF Trust) in the Prospectus and “Investment Management and Other Services – Independent Registered Public Accounting Firm” and “Financial Statements” with respect to Eaton Vance Short Duration Municipal Income ETF (one of the funds constituting Morgan Stanley ETF Trust) in the Statement of Additional Information, each dated January 28, 2026, each included in Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A, File No. 333-266913) of Morgan Stanley ETF Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated November 25, 2025, with respect to the financial statements and financial highlights of Eaton Vance Short Duration Municipal Income ETF (one of the funds constituting Morgan Stanley ETF Trust) included in the Annual Report (Form N-CSR) for the year ended September 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 15, 2026